Filed pursuant to Rule 424(b)(5)

Registration No. 333-207831

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common stock, par value $0.50 per share	$250,000,000	$28,975

(1)         Calculated pursuant to Rule 457(r) promulgated under the Securities Act of 1933, as amended, and Rule 457(o) promulgated thereunder based on the maximum aggregate offering price of the securities offered.

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 5, 2015)

$250,000,000

Watsco, Inc.

Common stock

We have entered into a sales agreement with Robert W. Baird & Co. Incorporated, referred to as the agent, relating to the issuance and sale, from time to time, of shares of our Common stock, par value $0.50 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our Common stock having an aggregate gross sales price of up to $250,000,000 from time to time through the agent.

Sales of shares of our Common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, referred to as the Securities Act, including sales made directly on the New York Stock Exchange, or the NYSE, or sales made to or through a market maker other than on an exchange. Subject to the terms and conditions of the sales agreement, the agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares of Common stock on our behalf, on mutually agreed terms between the agent and us.

The agent will receive from us a commission or discount of up to 2.0% of the gross sales price of all shares sold through it under the sales agreement. In connection with the sale of the shares of Common stock on our behalf, the agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the agent’s compensation may be deemed to be underwriting commissions or discounts.

Our Common stock is listed on the New York Stock Exchange under the ticker symbol “WSO.” On August 22, 2017, the last reported sale price for our Common stock was $146.45 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Baird

Prospectus supplement dated August 23, 2017.

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. We have not authorized anyone to provide you with different information, and if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to the “Registrant,” “Watsco,” “we,” “us,” and “our” refer to Watsco, Inc. and its subsidiaries, unless the context requires otherwise.

INDUSTRY AND MARKET DATA

Some market data and other statistical information presented or incorporated by reference in this prospectus supplement are based on data from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Other data is based on management’s estimates and calculations, which are derived from our review and interpretation of internal analyses, as well as third party sources. Although we believe these third party sources are reliable, we have not independently verified any information and cannot guarantee its accuracy and completeness. To the extent that we have been unable to obtain information from third party sources, we have expressed our belief on the basis of our own internal analyses of our products and capabilities in comparison to our competitors.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider before investing in shares of our Common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, the information included under the section entitled “Risk Factors” and the financial statements and the related notes thereto incorporated by reference in this prospectus supplement, before you decide to invest in shares of our Common stock.

Our Business

Watsco, Inc. was incorporated in Florida in 1956 and is the largest distributor of air conditioning, heating and refrigeration equipment and related parts and supplies (“HVAC/R”) in the HVAC/R distribution industry in North America. At June 30, 2017, we operated from 562 locations in 37 U.S. states, Canada, Mexico and Puerto Rico with additional market coverage on an export basis to portions of Latin America and the Caribbean, through which we serve approximately 88,000 active contractors and dealers that service the replacement and new construction markets.

Corporate Information

Our principal executive office is located at 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133, and our telephone number is (305) 714-4100. Our website address on the Internet is www.watsco.com. The information on or accessible through our website is not incorporated into, and does not form a part of, this prospectus supplement.

Capital Structure

Since June 5, 1984, Watsco has maintained two classes of shares, including our Common stock, which is listed on the NYSE under the ticker symbol “WSO,” and our Class B common stock, which is listed on the NYSE under the ticker symbol “WSOB.” Our Class B common stock is substantially identical to our Common stock except: (i) Common stock is entitled to one vote on all matters submitted to a vote of our shareholders, and each share of Class B common stock is entitled to ten votes; (ii) shareholders of Common stock are entitled to elect 25% of our Board of Directors (rounded up to the nearest whole number), and Class B shareholders are entitled to elect the balance of the Board of Directors; (iii) cash dividends may be paid on Common stock without paying a cash dividend on Class B common stock, and no cash dividend may be paid on Class B common stock unless at least an equal cash dividend is paid on Common stock; and (iv) Class B common stock is convertible at any time into Common stock on a one-for-one basis at the option of the shareholder.

The Offering

The following summary of the offering contains basic information about the offering and our Common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”

Issuer	Watsco, Inc.

Common Stock Offered	Shares of Common stock having an aggregate gross sales price of up to $250,000,000

Use of Proceeds	We intend to use the net proceeds from the sale of Common stock from time to time in this offering for general corporate purposes, which may include, without limitation, the acquisition of complementary businesses, repayment of outstanding indebtedness, capital expenditures and working capital. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our Common stock.

NYSE Trading Symbol	“WSO” (Common stock)

RISK FACTORS

Investing in our Common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016 and in the accompanying prospectus and other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our Common stock. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our Common stock could decline and you could lose all or part of your investment in our Common stock.

Risks Related to this Offering and Ownership of Our Common Stock

Future Sales

In accordance with the terms of the sales agreement, we may offer and sell shares of our Common stock having an aggregate gross sales price of up to $250,000,000 from time to time. This offering may have a dilutive effect on our earnings per share and the effect of depressing the market price for shares of our Common stock. Additionally, we are not restricted from issuing additional shares of our Common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, our Common stock or any substantially similar securities in the future. We may also issue our securities in connection with investments or acquisitions. The number of shares of our Common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our Common stock. Any issuance of securities in connection with investments or acquisitions may result in dilution to you.

Volatility

The market price of our Common stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our Common stock in spite of our operating performance. The trading price of our Common stock may be adversely affected due to a number of factors, most of which we cannot predict or control, such as the following:

●	fluctuations in our operating results;

●	a decision by the Board of Directors to reduce or eliminate cash dividends on our Common stock;

●	changes in recommendations or earnings estimates by securities analysts;

●	general market conditions in our industry or in the economy as a whole; and

●	political instability, natural disasters, war and/or events of terrorism.

In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources, which could further adversely affect the market price of our Common stock.

Trading Liquidity

The trading market for our Common stock is limited, and there can be no assurance that a more liquid trading market for our Common stock will develop. There can be no assurance as to the liquidity of any market for our Common stock, the ability of the holders of our Common stock to sell any of their securities and the price at which the holders of our Common stock will be able to sell such securities.

Payment of Dividends

The amount of any future dividends that we will pay, if any, will depend upon a number of factors. Future dividends will be declared and paid at the sole discretion of the Board of Directors and will depend upon such factors as cash flow generated by operations, profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our Board of Directors. The right of our Board of Directors to declare dividends, however, is subject to the availability of sufficient funds under Florida law to pay dividends. In addition, our ability to pay dividends depends on certain restrictions in our credit agreement. Accordingly, a dividend may not be declared in any given year or at all.

Securities Analyst Research and Reports

The trading markets for our Common stock rely in part on the research and reports that industry or financial analysts publish about us or our business or industry. We do not control these analysts. Furthermore, if one or more of the analysts who cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish negative or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Class B Common Stock and Insider Ownership

As of June 30, 2017, our directors and executive officers and entities affiliated with them owned (i) Common stock representing 1% of the outstanding shares of Common stock and (ii) Class B common stock representing 89% of the outstanding shares of Class B common stock. These interests represent 57% of the aggregate combined voting power (including 53% beneficially owned by Albert H. Nahmad, Chairman and Chief Executive Officer, through shares owned by him and shares held by affiliated limited partnerships and various family trusts). Accordingly, our directors and executive officers collectively have the voting power to elect six members of our nine-person Board of Director.

Our Class B common stock is substantially identical to our Common stock except: (i) Common stock is entitled to one vote on all matters submitted to a vote of our shareholders, and each share of Class B common stock is entitled to ten votes; (ii) shareholders of Common stock are entitled to elect 25% of our Board of Directors (rounded up to the nearest whole number), and Class B shareholders are entitled to elect the balance of the Board of Directors; (iii) cash dividends may be paid on Common stock without paying a cash dividend on Class B common stock, and no cash dividend may be paid on Class B common stock unless at least an equal cash dividend is paid on Common stock; and (iv) Class B common stock is convertible at any time into Common stock on a one-for-one basis at the option of the shareholder.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that are not historical in nature and that are intended to be, and are hereby identified as, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “focused,” “outlook” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements, including statements regarding, among others, (i) economic conditions, (ii) business and acquisition strategies, (iii) potential acquisitions, joint ventures and/or investments in unconsolidated entities, (iv) financing plans and (v) industry, demographic and other trends affecting our financial condition or results of operations. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance and are subject to a number of risks, uncertainties and changes in circumstances, certain of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of several factors, including, but not limited to:

•	general economic conditions;

•	competitive factors within the HVAC/R industry;

•	effects of supplier concentration;

•	fluctuations in certain commodity costs;

•	consumer spending;

•	consumer debt levels;

•	new housing starts and completions;

•	capital spending in the commercial construction market;

•	access to liquidity needed for operations;

•	seasonal nature of product sales;

•	weather conditions;

•	insurance coverage risks;

•	federal, state and local regulations impacting our industry and products;

•	prevailing interest rates;

•	foreign currency exchange rate fluctuations;

•	international political risk;

•	cybersecurity risk; and

•	the continued viability of our business strategy.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. For additional information regarding other important factors that may affect our operations and could cause actual results to vary materially from those anticipated in the forward-looking statements, please see the discussion included in “Risk Factors” and under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the other documents and reports that we file with the Securities and Exchange Commission (“SEC”) and that are incorporated by reference in this prospectus supplement. Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information or the discussion of such risks and uncertainties to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of Common stock in this offering for general corporate purposes, which may include, without limitation, the acquisition of complementary businesses, the repayment of outstanding indebtedness, capital expenditures and working capital.

PLAN OF DISTRIBUTION

We have entered into a sales agreement, dated as of August 23, 2017, with Robert W. Baird & Co. Incorporated, the agent, under which we may from time to time offer and sell shares of our Common stock having an aggregate offering price of up to $250,000,000. Sales of shares of our Common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, or in negotiated transactions, which may include block trades.

The offering of the shares of our Common stock by the agent is subject to receipt and acceptance of written instructions and subject to the agent’s right to decline any order in whole or in part. Upon its acceptance of a placement notice from us, the agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to solicit offers to purchase shares of our Common stock up to the amount specified, and in accordance with the terms and conditions set forth in the sales agreement. The placement notice that we deliver will set forth the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. We or the agent may suspend the offering of shares of our Common stock upon proper notice and subject to other conditions.

The agent will provide written confirmation to us no later than the opening of the trading day on the NYSE on the day following the trading day on which shares of our Common stock were sold under the sales agreement. Each confirmation will include the number of shares sold on the relevant day, the net proceeds to us and the compensation payable by us to the agent in connection with the sales.

We will pay the agent commissions for its services in acting as agent and/or principal in the sale of shares of our Common stock. The agent will be entitled to compensation of up to 2.0% of the gross sales price of all shares of Common stock sold through it pursuant to the sales agreement. We estimate that the total expenses for the offering, excluding compensation payable to the agent under the terms of the sales agreement, will be approximately $200,000, inclusive of the SEC registration fee.

To the extent we have not sold Common stock under the sales agreement with an aggregate offering price of at least $15,000,000 by August 23, 2019 (or, if earlier, the date on which the sales agreement is terminated), we have agreed to reimburse the agent up to $62,500 in the aggregate for its reasonable out of pocket expenses, including the reasonable fees and disbursements of counsel retained by the agent.

We may also sell shares of our Common stock to the agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our Common stock to the agent as principal, we will enter into a separate agreement with the agent setting forth the terms of such transaction, and, to the extent required by applicable law, we will describe this agreement in a separate prospectus supplement or pricing supplement.

Prior to September 5, 2017, settlement for any sales of shares of our Common stock in this offering will occur on the third trading day following the date on which any sales are made or on some other date that is agreed upon by us and the agent in connection with a particular transaction. On and after September 5, 2017, settlement for any sales of shares of our Common stock in this offering will occur on the second trading day following the date on which any sales are made or on some other date that is agreed upon by us and the agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar account. Sales of shares of our Common stock as contemplated by this prospectus supplement will be settled through the facilities of DTC.

We will report at least quarterly the number of shares of our Common stock sold through the agent under the sales agreement, the net proceeds to us and the compensation paid by us to the agent in connection with the sales of shares of our Common stock.

The agent and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. The agent and its affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business.

In the ordinary course of their business activities, the agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

In connection with the sale of shares of our Common stock on our behalf, the agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the agent may be required to make because of those liabilities.

The offering of shares of our Common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares under the sales agreement having an aggregate offering price of $250,000,000 and (2) the termination of the sales agreement. The sales agreement may be terminated by the agent at any time by giving us three days’ notice, by us at any time, and by the agent at any time in certain circumstances, including the occurrence of a material adverse change in our company.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”), with effect from and including the date on which the Prospectus Directive was implemented in that Member State, no offer of shares may be made to the public in that Member State other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior consent of the agent; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for us or the agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in each Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and accompanying prospectus.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement and accompanying prospectus is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, Relevant Persons. This prospectus supplement and accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and accompanying prospectus or its contents.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

LEGAL MATTERS

The validity of the shares of Common stock offered by this prospectus supplement has been passed upon for us by Greenberg Traurig, P.A., Miami, Florida. The agent has been represented in this offering by Cleary, Gottlieb, Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, our SEC filings are available on our website at http://www.watsco.com. Information contained on, or available through, our website is not incorporated by reference in this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

You may request a copy of these filings at no cost by writing at Watsco, Inc. Investor Relations, 2665 S. Bayshore Drive, Suite 901, Miami, Florida, 33133 or telephoning us at (305) 714-4100.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our Common stock and Class B common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

(c)	our Current Reports on Form 8-K filed with the SEC on February 27, 2017, February 28, 2017, March 17, 2017, June 8, 2017 and June 22, 2017;

(d)	our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Shareholders held on June 5, 2017; and

(e)	the description of our Common stock and Class B common stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2012, and any amendments to such Current Report filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Watsco, Inc.

Attn: Investor Relations

2665 S. Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

PROSPECTUS

Watsco, Inc.

Common Stock

Class B Common Stock

We are Watsco, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of Common stock and Class B common stock that we may offer from time to time. We may offer and sell the securities at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the securities from time to time through public or private transactions, and in the case of our Common stock and our Class B common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Additionally, the selling shareholders identified in this prospectus or their respective successors, including their respective permitted transferees, pledgees or donees or their successors, may offer their respective shares of Common stock and Class B common Stock from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling shareholders, subject to certain restrictions. We will not receive any proceeds from the sale of these shares by the selling shareholders.

Our Common stock is listed on the New York Stock Exchange under the ticker symbol “WSO,” and our Class B common stock is listed on the New York Stock Exchange under the ticker symbol “WSOB.”

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the Risk Factors contained in this prospectus, beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 5, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, Watsco or the selling shareholders named in this prospectus may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the “Where You Can Find More Information” section found on page 12. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 12.

You should rely only on the information contained or incorporated by reference in this prospectus, any supplement to this prospectus and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “Watsco,” “we,” “us,” and “our” refer to Watsco, Inc. and its subsidiaries, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, and the other documents incorporated herein by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “focused,” “outlook” and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address future operating performance, events or developments that we expect or anticipate will occur in the future, and statements about future operating results, are forward-looking statements, including statements regarding, among other items, (i) economic conditions, (ii) business and acquisition strategies, (iii) potential acquisitions and/or joint ventures, (iv) financing plans and (v) industry, demographic and other trends affecting our financial condition or results of operations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors exist that could cause our actual results to differ materially from the expected results described in or underlying our forward-looking statements. Some of such factors are described under “Risk Factors” in our Annual Report on Form 10-K and in similar sections of documents incorporated into this prospectus by reference. Such factors include:

•	general economic conditions;

•	competitive factors within the HVAC/R industry;

•	effects of supplier concentration;

•	fluctuations in certain commodity costs;

•	consumer spending;

•	consumer debt levels;

•	new housing starts and completions;

•	capital spending in the commercial construction market;

•	access to liquidity needed for operations;

•	seasonal nature of product sales;

•	weather conditions;

•	insurance coverage risks;

•	federal, state and local regulations impacting our industry and products;

•	prevailing interest rates;

•	foreign currency exchange rate fluctuations;

•	international political risk;

•	cybersecurity risk;

•	the continued viability of our business strategy;

•	control by existing shareholder; and

•	dependence on key personnel.

Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved. All written and verbal forward-looking statements attributable to Watsco, Inc. or persons acting on our behalf are expressly qualified in their entirety by such factors.

THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 12 of this prospectus for information about us and our financial statements.

Watsco, Inc. was incorporated in Florida in 1956 and is the largest distributor of air conditioning, heating, and refrigeration equipment and related parts and supplies (“HVAC/R”) in the HVAC/R distribution industry, currently operating 567 locations in 37 U.S. States, Canada, Mexico and Puerto Rico with additional market coverage on an export basis to Latin America and the Caribbean. Our principal executive office is located at 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133, and our telephone number is (305) 714-4100. Our website address on the Internet is www.watsco.com. The information on or accessible through our website is not incorporated into this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds, if any, from the sale of the securities offered hereby for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

We will not receive any proceeds from the selling shareholders’ sale of the shares of Common stock or Class B common stock described in this prospectus under the heading “Selling Shareholders”.

DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our Common stock, our Class B common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and the actual terms and provisions contained in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Overview - Authorized and Outstanding Shares

As of November 5, 2015, under our Amended and Restated Articles of Incorporation, we had the authority to issue:

•	60,000,000 shares of Common stock, par value $0.50 per share;

•	10,000,000 shares of Class B common stock, par value $0.50 per share; and

•	10,000,000 shares of preferred stock, par value $0.50 per share, which are issuable in series on terms determined by our Board of Directors, of which none are currently designated.

As of November 2, 2015:

•	30,249,084 shares of our Common stock, excluding 6,322,650 treasury shares, were outstanding;

•	5,034,991 shares of our Class B common stock, excluding 48,263 treasury shares, were outstanding; and

•	no shares of our preferred stock were outstanding.

The following descriptions set forth certain general terms and provisions of our Common stock, Class B common stock and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of Common stock, Class B common stock or preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Rights of Our Common Stock

Preemptive Rights.  The holders of our Common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Voting Rights.  Each outstanding share of our Common stock is entitled to one vote per share.

Dividends.  Holders of our Common stock are entitled to receive dividends or other distributions when and if declared by our Board of Directors. The right of our Board of Directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Florida law to pay dividends. In addition, our ability to pay dividends depends on certain restrictions in our debt agreement.

Liquidation Rights.  In the event of the liquidation of the Company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of our Common stock are entitled to receive any of our assets available for distribution to our shareholders ratably in proportion to the number of shares held by them.

Listing.  We list our Common stock on the New York Stock Exchange under the symbol “WSO.”

Additionally, please see “Description of Capital Stock—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.”

Rights of Our Class B Common Stock

Our Class B common stock is substantially identical to our Common stock except: (i) Common stock is entitled to one vote on all matters submitted to a vote of our shareholders, and each share of Class B common stock is entitled to ten votes; (ii) shareholders of Common stock are entitled to elect 25% of our Board of Directors (rounded up to the nearest whole number), and Class B shareholders are entitled to elect the balance of the Board of Directors; (iii) cash dividends may be paid on Common stock without paying a cash dividend on Class B common stock, and no cash dividend may be paid on Class B common stock unless at least an equal cash dividend is paid on Common stock; and (iv) Class B common stock is convertible at any time into Common stock on a one-for-one basis at the option of the shareholder.

We list our Class B common stock on the New York Stock Exchange under the symbol “WSOB.”

Additionally, please see “Description of Capital Stock—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.”

Rights of Our Preferred Stock

We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common stock and Class B common stock and, in certain instances, could adversely affect the market price of this stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or making removal of management more difficult. Please see “Description of Capital Stock—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.”

Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain provisions that could discourage, delay or prevent a tender offer or takeover attempt at a price which many shareholders may find attractive. The existence of these provisions could limit the price that investors might otherwise pay in the future for shares of our Common stock and Class B common stock.

Blank Check Preferred Stock.  As noted above, our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. As of the date of the prospectus, the Company does not intend to issue any preferred stock.

Election of Directors.  Our Amended and Restated Articles of Incorporation provide for the filling of vacancies occurring on the Board of Directors by certain votes of the remaining directors. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by that removal with its own nominees.

Classified Board.  Our Amended and Restated Articles of Incorporation provide that our Board of Directors shall be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors is elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding capital stock entitled to vote from obtaining control of our Board of Directors until the second annual shareholders’ meeting following the date the acquiring party obtains such a controlling interest. The classified board provision could discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Indemnification.  Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of our officers and directors to the fullest extent allowed by applicable law. We have also obtained liability insurance for our officers and directors in the amount of $100 million. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act, may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common stock and Class B common stock is American Stock Transfer & Trust Company, LLC.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, referred to as the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

SELLING SHAREHOLDERS

On July 1, 2009, we formed a joint venture, referred to as Carrier Enterprise, with Carrier Corporation, which we refer to as Carrier, a unit of United Technologies Corporation. We purchased a 60% interest in Carrier Enterprise, and issued to Carrier in a private placement exempt from registration under the Securities Act 2,985,685 shares of Common stock and 94,784 shares of Class B common stock, all of which we are registering for resale by Carrier and are covered by this prospectus. In July 2012, we exercised our option to acquire an additional 10% ownership interest in Carrier Enterprise, which increased our ownership interest to 70%; and, on July 1, 2014, we exercised our last remaining option to acquire an additional 10% ownership interest in Carrier Enterprise, which increased our controlling interest in Carrier Enterprise to 80%.

On April 27, 2012, we formed another joint venture, referred to as Carrier Enterprise Canada, with UTC Canada Corporation, and other affiliates of Carrier, which we collectively refer to as UTC Canada. We purchased a 60% controlling interest in Carrier Enterprise Canada and issued to UTC Canada in a private placement exempt from registration under the Securities Act 1,250,000 shares of Common stock, which we are registering for resale by UTC Canada and are covered by this prospectus.

Each of Carrier and UTC Canada are sometimes referred to in this prospectus individually as the Selling Shareholder, and, together, they are referred to as the Selling Shareholders.

In connection with the formation of Carrier Enterprise, we and Carrier entered into a shareholder agreement, referred to as the Shareholder Agreement, which was amended and restated on April 27, 2012 in connection with the addition of Carrier Enterprise Canada, at which time UTC Canada became a party to the Shareholder Agreement.

The Shareholder Agreement defines Carrier, its parent corporation, United Technologies Corporation, referred to as UTC, and all of UTC’s subsidiaries, including Carrier and UTC Canada as the “Shareholder Group Members”. The Shareholder Agreement applies to all shares beneficially owned by them.

Among other things, the standstill and restrictions section of the Shareholder Agreement provides that, for as long as Carrier’s and UTC Canada’s aggregate ownership of our Common stock and Class B common stock exceeds five percent (5%) of the total number of outstanding shares of Common stock and Class B common stock:

•	at any meeting of our shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of our shareholders, Carrier and UTC Canada must vote (or cause to be voted) all of the shares of our common stock beneficially owned by them and the Shareholder Group Members in the same proportion as votes cast for, against or abstain by all other holders of our common stock; and

•	at any meeting of our shareholders (or any adjournment or postponement thereof), however called, or in connection with any action by written consent or other action of our shareholders, pursuant to which holders of any class of our common stock are entitled to vote as a separate class, Carrier and UTC Canada must vote (or cause to be voted) all of the shares of such class of our common stock beneficially owned by them and by Shareholder Group Members in the same proportion of votes cast for, against or abstain by all other holders of such class of our common stock.

The Shareholder Agreement also provides, among other things, that Shareholder Group Members may not, directly or indirectly, acquire, offer to acquire, or agree to acquire, by purchase or otherwise, unless specifically requested by us in writing:

•	any shares, or the power to vote and/or direct the vote of shares, of our Common stock and Class B common stock that would result in the Shareholder Group Members owning in aggregate more than 19.9% of the total number of shares, or voting power, of our Common stock and Class B common stock then outstanding; or

•	any material assets of Watsco or any subsidiary thereof, other than i) in the ordinary course of business or ii) assets of the joint venture or any of its subsidiaries.

In addition, the Shareholder Agreement provides, among other things, that Shareholder Group Members shall not:

•	make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of Watsco;

•	submit to Watsco any shareholder proposal for inclusion in any proxy statement;

•	seek or propose to obtain representation on the Board;

•	make any public announcement with respect to, or submit a proposal for, or offer of any extraordinary transaction involving us or our securities or assets;

•	form, join or in any way participate in a group in connection with any of the foregoing;

•	seek in any way which would require public disclosure under applicable laws to have any provision of the standstill and restrictions section of the Shareholder Agreement amended, modified or waived or otherwise take any actions with the purpose or effect of avoiding or circumventing any provision of the standstill and restrictions section of the Shareholder Agreement; or

•	sell shares beneficially owned by them in a private transaction representing more than 50,000 shares to any person without first discussing it with the Company.

The information contained in the table below in respect of the Selling Shareholders (i.e., their names, the number of shares beneficially owned and the number of shares offered) has been obtained from the Selling Shareholders and has not been independently verified by us. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the assumption that the Selling Shareholders will sell all of their respective shares of Common stock and Class B common stock owned by them and covered by this prospectus.

Selling Shareholder	Class	Number of Shares Beneficially Owned	Percent of Class(1)	Number of Shares Offered	Number of Shares of Class Beneficially Owned After Offering	Percentage of Shares of Class Beneficially Owned After Offering
Carrier Corporation	Common stock	2,985,685	9.9%	2,985,685	0	*
	Class B common stock	94,784	1.9%	94,784	0	*
UTC Canada Corporation	Common stock	1,250,000	4.1%	1,250,000	0	*

*	Less than one percent
(1)	Percentage ownership calculation is based on 30,249,084 shares of Common stock (excluding 6,322,650 treasury shares) and 5,034,991 shares of Class B common stock outstanding (excluding 48,263 treasury shares) as of November 2, 2015.

PLAN OF DISTRIBUTION

General

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

Selling Shareholders

The Selling Shareholders identified in this prospectus will act independently of Watsco in making decisions with respect to the timing, manner and size of each and any sale. The Selling Shareholders and any of their respective pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of Common stock or Class B common stock, which we refer to collectively as common stock, beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents. The Selling Shareholders shall notify the Company of their intent to sell all or any portion of the common stock beneficially owned by them prior to the proposed sale. The Selling Shareholders will be responsible for commissions charged by such broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the security holders of the Selling Shareholders;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, the Selling Shareholders may resell all or a portion of their respective shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.

Each Selling Shareholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Each Selling Shareholder has acknowledged that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M.

Broker-dealers engaged by a Selling Shareholder may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If a Selling Shareholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurance that the Selling Shareholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between any Selling Shareholder and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by such Selling Shareholder.

We have paid all expenses incident to the filing of this registration statement. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus forms a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to keep the registration of the shares offered by the Selling Shareholders effective until the earliest of the date on which (i) all of the shares offered by the selling shareholders hereby have been sold, (ii) such shares have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, (iii) such shares have been sold (other than to certain of the Selling Shareholders’ affiliates) in a private transaction or pursuant to an exemption from registration under the Securities Act or (iv) such shares have been acquired by the Company.

Additionally, we have agreed to indemnify the Selling Shareholders against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, our SEC filings are available on our website at http://www.watsco.com.

You may request a copy of these filings at no cost by writing at Watsco, Inc. Investor Relations, 2665 S. Bayshore Drive, Suite 901, Miami, Florida, 33133 or telephoning us at (305) 714-4100.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Common stock and Class B common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015;

(c)	our Current Report on Form 8-K filed with the SEC on May 15, 2015 (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d)	our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Shareholders held on May 11, 2015;

(e)	the description of our Common stock and Class B common stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2012, and any amendments to such Current Report filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Watsco, Inc.

Attn: Investor Relations

2665 South Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

$250,000,000

Watsco, Inc.

Common stock

Prospectus Supplement

Baird

August 23, 2017